Exhibit 4(e)

VARIABLE ANNUITY GUARANTEED INCOME BENEFIT RIDER

Lincoln Life & Annuity Company of New York (the “Company”)

Rider Date: May 1, 2013

Guaranteed Maximum Rider Charge: 2.00%

Initial Rider Charge: 1.05%

Measuring Life Option: Single

Annuity Payment Maximum Election Age:

Qualified Contract: 80

Nonqualified Contract: 95

Summary of Rider

This Rider provides the Owner two guaranteed Annuity Payment Options: 1) a minimum variable Periodic Income Payment that will not be less than the Guaranteed Income Benefit (GIB) provided the Owner meets the eligibility requirements described herein or 2) a fixed Annuity Payment Option, Guaranteed Annual Income Annuity Payment Option, described herein. The GIB provides an optional minimum Guaranteed Income Benefit under the Variable Annuity Payment Option Rider by using the previously established Income Base (IB), and applying it to the guaranteed purchase rates shown on the Guaranteed Income Benefit Table herein. The Income Base is established for the purpose of determining (a) the Guaranteed Annual Income (GAI) (b) the Guaranteed Income Benefit and (c) the Rider Charge.  The Income Base is not used in calculating the cash surrender benefit, death benefit, or other guaranteed paid-up annuity benefits.

Prior to electing an Annuity Payment Option the Owner may withdraw each Benefit Year, an amount up to the Guaranteed Annual Income, if certain conditions are met as described herein.

If an Annuity Payment Option under this Rider is not made effective prior to exceeding the Annuity Payment Maximum Election Age, shown above, this Rider will irrevocable terminate.

This optional Rider is made a part of the entire Contract to which it is attached.  Except as stated in this Rider, it is subject to all provisions contained in the Contract.  Coverage under this Rider begins on the Rider Date shown above.

Any Withdrawal under this Contract, including the Free Withdrawal Amount or the Guaranteed Annual Income amount, may reduce or void valuable benefits or features provided by this Contract and Rider. Please contact Us and refer to the examples at the end of this Rider before taking a Withdrawal.

Annuity Payment Option Eligibility Restriction

The Owner may not elect to begin receiving variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider (VAPOR) attached to the Contract unless (a) this Rider has terminated, or (b) the VAPOR Rider Date is after the Rider Date and the GIB is concurrently effective. Once the Owner has elected to begin receiving variable Periodic Income Payments payable under VAPOR and the GIB of this Rider is concurrently effective, the Owner must terminate both this Rider and the GIB concurrently to terminate VAPOR or the GIB.

AR-529 PF (3-13)	NY

Qualified Contracts

The Owner cannot elect to begin receiving variable Periodic Income Payments payable under VAPOR prior to age 59 ½. If the Measuring Life Option is Joint and both the Owner and Secondary Life are living, the Owner and Secondary Life cannot elect VAPOR prior to both being age 59 ½.

Annuity Payment Maximum Election Age

The Owner must elect either to begin receiving 1) variable Periodic Income Payments or 2) fixed periodic income payments under the GAI Annuity Payment Option prior to exceeding the Annuity Payment Maximum Election Age shown above. If an Annuity Payment Option under this Rider is not made effective this Rider will irrevocably terminate. The Annuity Payment Maximum Election Age may be later than the Maturity Date in your Contract, and, if later, this provision extends that Maturity Date.

For Nonqualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be applicable to this requirement. For Qualified contracts, if the Measuring Life Option is Joint, the Owner’s age shall be applicable to this requirement.

If the Measuring Life Option is Single, the Annuitant’s age shall be applicable to this requirement.

Additional Purchase Payment Restriction

Additional Purchase Payment Restriction Prior to the Annuity Payment Date

Subject to the Maximum Income Base limit described herein and any further limitations stated in the Contract to which this Rider is attached cumulative additional Purchase Payments after the first Benefit Year may not exceed $100,000 without prior Home Office approval.  If the Contract Value is $0, then no additional Purchase Payments will be accepted.

Additional Purchase Payment Restriction After the Annuity Payment Date

No additional Purchase Payments will be accepted after an Annuity Payment Option is elected.

Investment Restriction

Investment restrictions apply to Fixed Account and Variable Subaccount elections under this Contract. Refer to Investment Restrictions beginning on page 3 of this Rider.

DEFINITIONS

Annuitant is the natural person used to determine the benefits if the Measuring Life Option is Single.  The Annuitant is one of two natural persons used to determine the benefits if the Measuring Life Option is Joint.  The Contract may only have one Annuitant.  The Annuitant may not be changed while this Rider is In Force.

Annuity Payment Date under this Rider is either the Periodic Income Commencement Date (PICD) for GIB or the date the GAI Annuity Payment Option is effective.

Benefit Year is applicable only prior to the Annuity Payment Date.  It means each 12 month period starting with the Rider Date and each Rider Date anniversary thereafter.  A Rider Date anniversary is the same calendar day as the Rider Date, each calendar year, if such date is a Valuation Date.  If in any calendar year, such calendar day is not a Valuation Date, the Rider Date anniversary shall be the first Valuation Date following such calendar day.

Company, We, Us, and Our refer to Lincoln Life & Annuity Company of New York.

GOP Death Benefit is a Death Benefit provided by Contract, Endorsement, or Rider that is the greater of (a) the Contract Value (Account Value if the GIB is in effect) and (b) the sum of all Purchase Payments minus Bonus Credits, if any, minus all Death Benefit Reductions.

Measuring Life is a natural person used to determine the benefits under this Rider.  Measuring Life includes any Annuitant, Owner, Joint Owner, and Secondary Life.

Measuring Life Option indicates how many natural persons are used to determine the benefits under this Rider.  Under the Single Measuring Life Option, the Annuitant is used to determine the benefits under this Rider.  Under the Joint Measuring Life Option, the Annuitant and the Secondary Life are used to determine the benefits under this Rider.  The Measuring Life Option may not be changed after the Rider Date.

Purchase Payments, for the purpose of this Rider, mean the amounts paid into the Contract by the Owner including Bonus Credits, if any, before deduction of any Sales Charges.

Secondary Life is the second natural person, if any, used to determine the benefits under this Rider if the Measuring Life Option is Joint.  On the Rider Date any Secondary Life must be the Annuitant’s Spouse.  The Secondary Life may not be changed while this Rider is In Force.

Systematic RMD is applicable only prior to the Annuity Payment Date.  It means systematic monthly or quarterly installments withdrawn via the Company’s automatic Withdrawal service of the amount needed to satisfy the required minimum distribution as determined by the Company in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract to which this Rider is attached.

Withdrawal is the gross amount of a requested Withdrawal before any applicable charges.  Prior to the Annuity Payment Date, Withdrawals are Conforming Withdrawals or Excess Withdrawals.  While the GIB and VAPOR are in effect, Withdrawals are all additional amounts from the Account Value requested by the Owner, other than Periodic Income Payments, and shall be treated as Excess Withdrawals.  Any Withdrawal that otherwise is a Conforming Withdrawal, but that is not made payable to the Owner or the Owner’s bank account, will be treated as an Excess Withdrawal.

Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the GAI.  If the Owner receives only Systematic RMD during a Benefit Year, all Systematic RMD during that Benefit Year will be treated as Conforming Withdrawals.  However, if a Withdrawal other than Systematic RMD occurs during a Benefit Year, then this Withdrawal and any subsequent Withdrawals, including Systematic RMD, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the GAI.

Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds the Conforming Withdrawal.  If the current GAI Rate is zero, all Withdrawals are Excess Withdrawals.

INVESTMENT RESTRICTIONS

No Fixed Account may be elected, except the DCA Fixed Account pursuant to a systematic allocation program.  All available Variable Subaccount options are described below.  The Owner shall allocate Contract Values (for purposes of this Provision Contract Values also means Account Value) and additional Purchase Payments pursuant to Investment Restrictions Option A, Option B, or Option C.

Subject to a $1,500 minimum amount, the Owner may designate all or part of the initial and any subsequent Purchase Payments for systematic allocation pursuant to the Investment Restriction Option elected.  The holding account for such systematic allocation may be any of the following:

The holding accounts available for selection for systematic allocation as well as the holding account selected by the Owner is/are shown on the Application which is attached to the Contract on its date of issue.

The Owner must either:

(Option A) elect an available Asset Allocation Model, or

(Option B) allocate all values among specific Variable Subaccounts, or

(Option C) create an asset allocation portfolio of Variable Subaccounts.

Contract Values will be automatically rebalanced each quarter, on proportional basis based on the allocation instructions in effect at the time of rebalancing. Within the constraints of these investment requirements, the Owner may reallocate their Contract Values by Written Request. Reallocation requests that violate the investment restrictions will be rejected by the Company.

If you have any questions regarding the specifics of any Asset Allocation Model program in which you have allocated your Contract Value, you may contact the Company for more information.

The Company does not reserve the right to add or modify Allocation Restrictions, however, Separate Account changes such as Variable Subaccount additions, substitutions, and closings may affect the availability of allocation options under the investment restriction plan.

Option A: Elect an available Asset Allocation Model.

Refer to the Application that is attached to the Contract on its date of issue for any Asset Allocation Models and Subaccounts that are available for election.  In addition, any Asset Allocation Models and the Subaccounts elected by the Owner are shown on the Application and on the Allocation Amendment which is attached to the Contract at issue.

Option B: Allocate all values among specific Variable Subaccounts.

Refer to the Application for available Subaccounts and to the Application and Allocation Amendment for Subaccounts elected by the Owner.

Option C: Create an asset allocation portfolio of Variable Subaccounts.

Refer to the Application for available Subaccounts and to the Application and Allocation Amendment for Subaccounts elected by the Owner

Rider Benefits Prior to Annuity Payment Date Data

Enhancement Rate (to the Income Base): 5%

Enhancement Period: 10 Years

Income Base

The Income Base is the value used to calculate the GAI, the Rider Charges, and the initial GIB. The Income Base is not used in calculating the cash surrender benefit, death benefit, or other guaranteed paid-up annuity benefits.

Initial Income Base

If the Rider Date is the Contract Date, then the Initial Income Base will be equal to the initial Purchase Payment.  If the Rider Date is after the Contract Date, then the Initial Income Base will be equal to the Contract Value on the Rider Date.

Maximum Income Base (limit)

The Income Base is subject to a $10,000,000 maximum of the combined Income Base (including any Guaranteed Amount under other Company annuity riders) values for all Company annuity contracts and annuity riders, including annuity contracts with an affiliated company, for which the Annuitant and Secondary Life, if applicable, is a Measuring Life.

Adjustment (to the Income Base) for Additional Purchase Payments

If an additional Purchase Payment is accepted, the Income Base will be increased to equal the additional Purchase Payment plus the Income Base immediately prior to receipt of the additional Purchase Payment.

Additional Purchase Payments may affect the Rider Charge pursuant to the Rider Benefits Prior to Annuity Payment Date Rider Charge section below.

Adjustment (to the Income Base) for Withdrawals

Upon each Excess Withdrawal, the Income Base will be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value.  Upon each Conforming Withdrawal, the Income Base will not be reduced.

Adjustment (to the Income Base) on Rider Date Anniversary

On a Rider Date anniversary, the Income Base may be increased by Enhancement or Automatic Annual Step-Up.

If the Rider Charge rate is increased in connection with an increase to the Income Base, the Owner may decline the increase by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, the Automatic Annual Step-Up will be reversed. The Income Base will be reduced to the Income Base on the Valuation Date immediately prior to the increase, subject to adjustments for any Enhancement (if applicable), Withdrawals and additional Purchase Payments.  If the Owner does not decline the increase to the Income Base, the increase to the Income Base will be deemed accepted by the Owner.

Automatic Annual Step-Up (of the Income Base)

Upon an Automatic Annual Step-Up, the Income Base is increased to equal the Contract Value.

On a Rider Date anniversary, an Automatic Annual Step-Up will occur only if all the following conditions are satisfied:

a)             All Measuring Lives as of that Valuation Date are under age 86, and

b)             The Contract Value as of that Valuation Date is greater than the Income Base, and

c)              The Automatic Annual Step-Up would increase the Income Base at least as much as an Enhancement, if any, that may occur on such Rider Date anniversary.

Upon an Automatic Annual Step-Up, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Rider Charge.

Future Automatic Annual Step-Ups may occur after declining an Automatic Annual Step-Up.  However, declining an Automatic Annual Step-Up may violate condition (e) of the Enhancement Provision, below.  The Enhancement Provision can be reinstated by accepting a future Automatic Annual Step-Up.

Enhancement (to the Income Base)

On a Rider Date anniversary, the Income Base will automatically be increased by an amount equal to the Income Base less any Purchase Payment accepted in the preceding Benefit Year (except any Purchase Payment accepted within the first 90 days after the Rider Date), times the Enhancement Rate if all of the following conditions are satisfied:

a)             The preceding Benefit Year is during the Enhancement Period, which begins on the Rider Date and restarts upon an Automatic Annual Step-Up.

b)             No Withdrawal including a Conforming Withdrawal occurred in the preceding Benefit Year.

c)              All Measuring Lives are under age 86.

d)             The Enhancement would increase the Income Base more than an Automatic Annual Step-Up if any that may occur on such Rider Date anniversary.

e)              The Owner has accepted the previous Automatic Annual Step-Up (not including the current Rider Date anniversary) , if an Automatic Annual Step-Up has occurred.

After the initial Enhancement Period (which begins on the Rider Date and ends after the Enhancement Period shown in the Rider Benefits Prior to Annuity Payment Date Data), upon an Enhancement to the Income Base the Rider Charge rate may increase to the rate currently in effect, subject to the Guaranteed Maximum Rider Charge.

Future Enhancements may occur after declining an Enhancement.

Guaranteed Annual Income (GAI) Amount

The GAI is an amount that may be withdrawn from the Contract by the Owner each Benefit Year, prior to the Annuity Payment Date, as a Conforming Withdrawal.  On the later of (a) the Rider Date, or (b) the first Valuation Date the GAI Rate is above 0%, the initial GAI is set equal to the Income Base times the GAI Rate.  The GAI and GAI Rate will be set and may be reset as described below.

The GAI Rate is the rate used to determine the GAI.  The GAI Rate varies as shown in the GAI Rate Table, and is determined as described below.

GAI Rate Table

GAI Rate Table – Single Measuring Life Option		GAI Rate Table – Joint Measuring Life Option
Age of Measuring Life	GAI Rate	Age of Younger or Surviving Measuring Life	GAI Rate
0 – 54	0.0%	0 – 54	0.0%
55 – 58	3.5%	55 – 58	3.5%
59 64	4.0%	59 – 64	4.0%
65 - 69	4.5%	65 – 69	4.5%
70 +	5.0%	70+	5.0%

Maximum GAI

The combined GAI (including any Maximum Annual Withdrawal amount, or “MAW” under other Company annuity riders) for all Company annuity contracts, including annuity contracts with an affiliated company, for which the Annuitant and Secondary Life, if applicable, is a Measuring Life, is subject to a maximum of the GAI Rate times the Maximum Income Base.

Setting and Resetting of GAI Rate

Before the first Withdrawal after the initial GAI is determined, the GAI Rate will be as shown in the GAI Rate Table, based upon the age of the Measuring Life.  Upon the first Withdrawal after the initial GAI is determined, the GAI Rate will be set based upon the age of the Measuring Life as of the date of the Withdrawal.  The GAI will be equal to the Income Base times the set GAI Rate.  After the GAI Rate is set, the GAI Rate will not change, except as described below.

If after the GAI Rate is set, an Automatic Annual Step-Up occurs and is accepted by the Owner, the GAI Rate will be reset based upon the age of the Measuring Life on the Rider Date anniversary, as shown in the GAI Rate Table.  Upon a GAI Rate reset, the GAI will be equal to the Income Base times the reset GAI Rate.

If the Measuring Life Option is Joint, the GAI Rate will be set and reset based upon the age of the younger or surviving Measuring Life.

Adjustment (to the GAI) for Additional Purchase Payments

If an additional Purchase Payment is permitted, the GAI will be increased to equal the additional Purchase Payment times the set GAI Rate plus the GAI immediately prior to receipt of the additional Purchase Payment.

Adjustment (to the GAI) for Withdrawals

Upon each Excess Withdrawal, the GAI applicable to the next Benefit Year will decrease to equal the Income Base after the Excess Withdrawal times the set GAI Rate.  If the Income Base after the Excess Withdrawal equals $0, this Rider will terminate and the Contract will be deemed surrendered.

Upon each Conforming Withdrawal, the GAI will remain unchanged.

Adjustment (to the GAI) for Increase to Income Base

The GAI will reset on the Valuation Date of an increase to the Income Base to equal the increased Income Base times the set GAI Rate.  If the Income Base increased because of an Automatic Annual Step-Up, a higher GAI Rate may apply, pursuant to the Setting and Resetting of GAI Rate Provision, above.

If the Rider Charge rate is increased in connection with an Automatic Annual Step-Up or Enhancement, the Owner may decline the increase by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, (a) the GAI Rate will be reduced to the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be reduced to the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for any Enhancement (if applicable), Withdrawals and additional Purchase Payments.

Contract Value Reduces to $0 Prior to the Annuity Payment Date

Even if the Contract Value declines to $0, as long as the GAI is not $0 the GAI will continue for the lifetime(s) of the Measuring Life(s) through the GAI Annuity Payment Option.

GAI Annuity Payment Option

The GAI Annuity Payment Option may be irrevocably elected by the Owner upon Notice to the Company. Once the GAI Annuity Payment Option is effective the Guaranteed Income Benefit is irrevocably terminated and no additional Purchase Payments will be accepted. The GAI Annuity Payment Option will be made effective by the Company if the Contract Value declines to $0 prior to the Annuity Payment Date, as long as the GAI is not $0.

Upon election of the GAI Annuity Payment Option the Owner will no longer have access to the Contract Value or death benefit.

The Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.  The Owner may elect to receive the GAI at any frequency the Company offers, subject to minimum payment amount rules then in effect, but no less frequently than annually.

If this GAI Annuity Payment Option is in effect no Death Benefit will be paid.  However, if the Death Benefit option prior to the Annuity Commencement Date was not the Account Value Death Benefit Option, a final payment will be made under this Rider.  Such payment (not to be less than $0) shall be equal to (A) minus (B) minus (C), where:

(A)       is equal to the sum of all Purchase Payments minus Bonus Credits, if the Rider Date is the Contract Date.  If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments minus subsequent Bonus Credits.

(B)       is the sum of all Final Payment Reductions prior to the GAI Annuity Payment Option Effective Date.  Final Payment Reductions are made whenever a Withdrawal occurs.  Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.  Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to the (A) as the Final Payment Reduction.

(C)       is the sum of all Conforming Withdrawals on and after the GAI Annuity Payment Option Effective Date.

Effect of Death

Upon the death of the Annuitant if the Measuring Life Option is Single, this Rider will terminate.

Upon the first death of a Measuring Life if the Measuring Life Option is Joint, the Owner may continue the contract and this Rider in force under the Joint Measuring Life Option.  Upon the death of the surviving Measuring Life, this Rider will terminate.

Waivers

Waiver of Contingent Deferred Sales Charge or CDSC / Surrender Charge (if applicable)

No Contingent Deferred Sales Charge or CDSC/Surrender Charge will apply to Conforming Withdrawals.  Excess Withdrawals will be subject to any applicable Contingent Deferred Sales Charge or CDSC/Surrender Charge to the extent that the total amount of Withdrawals in the Contract Year exceeds the Free Withdrawal Amount for that year.

GUARANTEED INCOME BENEFIT

This GIB is effective upon the concurrent Variable Annuity Payment Option Rider (VAPOR) Rider Date.  Once the GIB is effective the Rider Benefits Prior to Annuity Payment Date and the GAI Annuity Payment Option are irrevocably terminated.  The VAPOR Rider Date is shown on the Contract Benefit Data pages issued upon the Owner’s election of VAPOR.

This GIB provides variable Periodic Income Payments payable under VAPOR are guaranteed not to fall below this Guaranteed Income Benefit (“GIB”).

For Non-qualified contracts, an Owner must elect to adjust the Periodic Income Payments payable under VAPOR on an annual basis (‘LevelPay’).

Eligibility Limitations

1)             The commencement of Periodic Income Payments under the VAPOR is available subject to the Company’s maximum and minimum VAPOR age limits.  For Nonqualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be applicable to this requirement. For Qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be applicable to this requirement.

2)             The commencement of Periodic Income Payments under the VAPOR is available subject to the Company’s minimum Access Period limits.  The minimum Access Period is the greater of (a) and (b), where:

(a)         is ‘X’ years, and

(b)         is ‘Y’ years minus the Measuring Life’s age nearest birthday on the VAPOR Rider Date, where

If the VAPOR Rider Date is before the 5th Rider Date anniversary, X is 20 and Y is 100.  If the VAPOR Rider Date is on or after the 5th Rider Date anniversary, X is 20 and Y is 95.  For Nonqualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be applicable to this requirement. For Qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be applicable to this requirement.

3)             The commencement of Periodic Income Payments under the VAPOR is available subject to the Company’s Assumed Investment Rate (“AIR”) rate requirements (AIR may be referred to in the alternative as “Assumed Investment Return” or “Assumed Interest Rate”).

GIB General

The initial GIB, except as described below, will be (a) the Initial GIB Percentage as shown in the Initial GIB Percentage Table, below, times the greater of (b) and (c), where (b) is the Income Base minus all Conforming Withdrawals after the most recently accepted Automatic Annual Step-Up (of the Income Base) under the Rider Benefits Prior to Annuity Payment Date, and (c) is the Contract Value upon the termination of the Rider Benefits Prior to Annuity Payment Date.  If no Automatic Annual Step-Up has been accepted, the initial GIB will be (a) the Initial GIB Percentage as shown in the Initial GIB Percentage Table, below, times the greater of (b) and (c), where (b) is the Income Base minus all Conforming Withdrawals, and (c) is the Contract Value upon the termination of the Rider Benefits Prior to Annuity Payment Date.

If the VAPOR and GIB are made effective on the Annuity Payment Maximum Election Age, the initial GIB will equal the greater of the Guaranteed Annual Income amount upon the termination of the Rider Benefits Prior to Annuity Payment Date, or the initial GIB amount as calculated above.

Initial GIB Percentage Table(1)

Measuring Life Option: Single		Measuring Life Option: Joint
Age of Measuring Life	Initial GIB Percentage	Age of Measuring Life(2)	Initial GIB Percentage
0 – 39	2.0%	0 – 39	2.5%
40 – 54	2.5%	40 – 54	3.0%
55 – 58	3.0%	55 –58	3.5%
59 – 64	3.5%	59 – 69	4.0%
65 – 69	4.0%
70 – 74	4.5%	70 – 79	5.0%
75 +	5.0%	80+	5.5%

(1) The Initial GIB Percentage Table assumes the annual Periodic Income Payment Mode.  Other Periodic Income Payment Mode elections will result in a modal adjustment of the Initial GIB Percentage. The modal adjustment will be the above Initial GIB Percentage divided by twelve for monthly, four for quarterly and two for semi-annually. The Initial GIB Percentage will be based upon the actual age of the Measuring Life.

(2) If the Measuring Life Option is Joint, the Initial GIB Percentage will be based upon the actual age of the younger or surviving Measuring Life.

On each Valuation Date that We pay a Periodic Income Payment under the VAPOR, the amount that will be paid will be the greater of (a) the Periodic Income Payment determined under the VAPOR, or (b) the GIB.  The initial GIB is shown on the Contract Benefit Data pages issued upon the Owner’s election of benefits under the VAPOR.

Guaranteed Income Benefit (“GIB”)

The minimum amount payable for each Periodic Income Payment made under the VAPOR.

Step-up Date

A Step-up Date is the date on which a GIB Step-up may occur, pursuant to Automatic Step-up of the GIB, below.

For Non-qualified contracts, a Step-up Date is the first Valuation Date on or after the Periodic Income Commencement Date (“PICD”) anniversary of each one year period measured from the PICD.

For Qualified contracts, the first Step-up Date is the Valuation Date of the first Periodic Income Payment in the first calendar year following the PICD.  Subsequent Step-up Dates will be the Valuation Date of the first Periodic Income Payment in the calendar year, every subsequent one year period.

Automatic Step-up of the GIB (GIB Step-up)

On each Step-up Date, a GIB Step-up will occur only if 75% of the Periodic Income Payment determined under the VAPOR on the Step-up Date is greater than the GIB on the Valuation Date immediately prior to the Step-up Date.  Upon a GIB Step-up, the GIB will automatically step-up to 75% of the Periodic Income Payment determined under the VAPOR.  If the GIB on the Valuation Date immediately prior to the Step-up Date is greater than or equal to 75% of the Periodic Income Payment determined under the VAPOR, no GIB Step-up will occur.

On each GIB Step-up, the Rider Charge rate may be adjusted pursuant to Rider Charge during GIB, below.  If the Rider Charge rate is increased, the Owner may decline the GIB Step-up by Notice to the Company within 30 days of the effective date of the GIB Step-up.  If the Owner does decline the GIB Step-Up, the GIB will be reduced to the GIB on the Valuation Date immediately prior to the Step-up Date, subject to adjustments for Withdrawals.  If the Owner does not decline the GIB Step-up, the GIB Step-up will be deemed accepted by the Owner.

The Automatic Step-up of the GIB will occur whether or not the Owner has previously declined a GIB Step-up.

Adjustments to the GIB

Each Withdrawal will reduce the GIB in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.  Payment of a Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under VAPOR, is not a Withdrawal.

An increase in the length of the Access Period will not result in an adjustment to the GIB.  Any increase in the length of the Access Period is subject to a 5 year minimum increase.

Effect of Rider Charge and GIB during Access Period

During the Access Period, Rider Charges and payment of the Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, reduces the Account Value.

If the Account Value is reduced to $0, the Access Period will end, and the Lifetime Income Period will begin on the Valuation Date the Account Value equals $0.  Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the GIB, each subsequent Rider Charge will be zero, and the Effect of GIB during Lifetime Income Period and the Effect of Rider Charge during Lifetime Income Period provisions shall not apply.

If the Account Value is reduced to $0 no Death Benefit will be paid.

Effect of GIB during Lifetime Income Period

During the Lifetime Income Period, if a Periodic Income Payment determined under the VAPOR is less than the GIB, the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account determined under the VAPOR will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment.  The reduction to the number of Annuity Units per payment will be determined by: (a) divided by (b) then the result further divided by (c) where:

(a)         is the amount of the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account; and

(b)         is the applicable Annuity Factor; and

(c) is the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

If payment of the GIB reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Effect of Rider Charge during Lifetime Income Period

The Rider Charge attributable to each Variable Subaccount will reduce the number of Annuity Units per Variable Subaccount used to calculate the Periodic Income Payments during the Lifetime Income Period.  Rider Charges are not deducted from the Fixed Account.

If the Rider Charge reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Qualified Contracts

As of the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount.

The Annuity Units reduction reflecting the Rider Charge for the period from the end of the Access Period for the remainder of that calendar year will be determined by: (a) divided by (b) then the result further divided by (c) where:

(a)  is the pro-rated annual Rider Charge for the period from the end of the Access Period for the remainder of that calendar year;

(b)         is the applicable annuity factor; and

(c)          is the Annuity Unit value as of the Valuation Date of the end of the Access Period

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount reduction reflecting the Rider Charge will be determined by: (a) divided by (b) then the result further divided by (c) where:

(a)         is the annual Rider Charge;

(b)         is the applicable annuity factor; and

(c)          is the Annuity Unit value for each Variable Subaccount as of the Valuation Date of the first Periodic Income Payment of that calendar year.

Nonqualified Contracts

As of the end of the Access Period and each subsequent anniversary, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount.  This reduction will be determined by: (a) divided by (b) then the result further divided by (c) where:

(a)         is the annual Rider Charge;

(b)         is the applicable annuity factor; and

(c)          is the Annuity Unit value as of the Valuation Date of the first Periodic Income Payment and each subsequent anniversary.

Limitation on Certain Changes

The Owner may not:

a)             request a change in the Periodic Income Payment Mode, or

b)             request a decrease in the length of the Access Period.

RIDER CHARGE

The Rider Charge rate may vary depending on the Measuring Life Option.  The Initial Rider Charge annual rate is shown on Page 1 of this Rider.  The Rider Charge rate may change as described, but the annual Rider Charge rate may never exceed the Guaranteed Maximum Rider Charge rate shown on Page 1 of this Rider.  The quarterly Rider Charge rate is the annual Rider Charge rate divided by four.

Rider Charge Prior to Annuity Payment Date

Prior to the Annuity Payment Date, a quarterly Rider Charge is deducted from the Contract Value on the first Valuation Date of every third month following the Rider Date.  The amount of the quarterly Rider Charge is the quarterly Rider Charge rate times the Income Base on the Valuation Date the charge is deducted.

Quarterly Rider Charges will be deducted from each Variable Subaccount on a proportional basis.  Quarterly Rider Charges are not deducted from any Fixed Account. A pro-rata Rider Charge will be deducted upon termination of the Rider, except if this Contract is terminated due to death.  Upon the election of the GIB, this pro-rata Rider Charge will be deducted on the Periodic Income Commencement Date.

Any change to the Rider Charge rate will occur only on a Rider Date anniversary.

Upon an Automatic Annual Step-Up, pursuant to the Automatic Annual Step-Up (of the Income Base) Provision, above, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Rider Charge.  Any Automatic Annual Step-Up may be declined if the Rider Charge rate increased.

After the initial Enhancement Period, and upon an Enhancement to the Income Base pursuant to the Enhancement (of the Income Base) Provision, above, the Rider Charge rate may increase to the rate currently in effect, subject to the Guaranteed Maximum Rider Charge. Any Enhancement after the initial Enhancement Period may be declined if the Rider Charge rate increased. The Rider Charge rate will not increase due to an Enhancement during the initial Enhancement Period.

The Rider Charge rate may increase due to an additional Purchase Payment in the Benefit Year preceding the applicable Rider Date anniversary, if the cumulative total of post-first Benefit Year Purchase Payments equals or exceeds the limit shown in the Additional Purchase Payment Restriction.

Rider Charge during GIB

During the Access Period, the quarterly Rider Charge is deducted from the Account Value on the first Valuation Date of every third month following the PICD.  The amount of the first quarterly Rider Charge under the GIB is the product of (A) and the greater of (B) and (C), where:

(A)       is the Rider Charge rate (quarterly) on the valuation date immediately prior to the Annuity Payment Date and

(B)       is the Income Base on the valuation date immediately prior to the Annuity Payment Date; and

(C)       is the Contract Value on the valuation date immediately prior to the Annuity Payment Date.

Quarterly Rider Charges will be deducted from each Variable Subaccount on a proportional basis.  Quarterly Rider Charges are not deducted from any Fixed Account. A pro-rata Rider Charge will be deducted upon termination of VAPOR and the GIB, except if this Contract is terminated due to death.

Upon each Withdrawal, the Rider Charge will be reduced in the same proportion that the Withdrawal reduced the Account Value.

On each GIB Step-up, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Rider Charge.  Any change to the Rider Charge rate will be effective on the applicable GIB Step-up.

On each GIB Step-up, the amount of the Rider Charge is adjusted.  The Rider Charge on each GIB Step-up shall be the previously determined Rider Charge, adjusted in proportion to any change(s) in the GIB and in the Rider Charge rate.  Rider Charge adjustments upon a GIB Step-up can be represented by the following formula: New Rider Charge = Prior Rider Charge x (new GIB / prior GIB) x (new Rider Charge rate / prior Rider Charge rate).

Pursuant to the Automatic Step-up of the GIB, the Owner may decline a GIB Step-up if the Rider Charge rate is increased.  Upon Our receipt of Notice from the Owner to decline a GIB Step-up, (a) the Rider Charge rate will decrease to the Rider Charge rate in effect on the Valuation Date immediately prior to the Step-up Date, and (b) the Rider Charge will decrease to the Rider Charge in effect on the Valuation Date immediately prior to the Step-up Date, subject to adjustments for Withdrawals.

During the Lifetime Income Period, the Rider Charge shall be deducted annually as described in the Effect of Rider Charge during Lifetime Income Period provisions.  The Rider Charge will be attributed pro rata to each Variable Subaccount used to calculate the Periodic Income Payments. The Rider Charge is not deducted from any Fixed Account.

GENERAL

GOP Death Benefit Amount

A GOP Death Benefit is provided under the Guarantee of Principal (GOP) and Enhanced Guaranteed Minimum Death Benefit (EGMDB), one of which may be applicable to the Contract as shown in the Contract Specifications.

If the Contract includes a Death Benefit that has a Death Benefit Amount defined as the sum of all Purchase Payments minus all death benefit reductions, and that such death benefit reductions of Purchase Payments “will be in proportion to the amount withdrawn” such Death Benefit Amount definition is hereby replaced with the following:

The sum of all Purchase Payments, minus all Death Benefit Reductions and any Bonus Credits.  Death Benefit Reductions are made whenever a Withdrawal occurs.

For Withdrawals (a) prior to the Rider Date of the Variable Annuity Guaranteed Income Benefit Rider and (b) after the termination of the Variable Annuity Guaranteed Income Benefit Rider, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract

Value (Account Value if the VAPOR is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

For Withdrawals while the Variable Annuity Guaranteed Income Benefit Rider is in force, (a) upon Excess Withdrawals, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value (Account Value if the GIB is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction, and (b) upon Conforming Withdrawals, the reduction of the Contract Value (Account Value if the GIB is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

Guaranteed Purchase Rates

This Rider provides the Owner two guaranteed Annuity Payment Options, as described above. On the Annuity Payment Date if current rates available for the Annuity Payment Option selected provides superior guarantees than what is provided in this Rider We will use the current rates.

There may be additional annuity payment options available to the Owner on the Annuity Payment Date. The Owner may consider applying the Contract Value to any current or guaranteed annuity payment options.

Assignments

While this Rider is in effect, the Owner may not sell or assign the Contract other than to the Annuitant, nor may it be discounted or pledged as collateral for a loan or as a security for the performance of an obligation or any other purpose.

Mortality and Expense Risk and Administrative Charge

Prior to the PICD and while the Access Period of the GIB and VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for the Contract are shown under MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE in the Contract Specifications.

While the Lifetime Income Period of the GIB and VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for the Contract shall be less than or equal to those that were applicable while the Access Period was in effect.

Termination of this Rider

The Owner may terminate this Rider upon Notice to the Company any time after the 5th Rider Date anniversary.  This Rider will terminate upon:

a)                 the date the Contract to which this Rider is attached terminates;

b)                 the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree, except when Ownership is transferred to the surviving Secondary Life upon death of the Annuitant/Owner;

c)                  the Annuity Commencement Date except under the Annuity Payment Options under this Rider;

d)                 the Annuity Payment Maximum Election Age if Periodic Income Payments or the GAI Payment Option has not been elected prior to exceeding the Annuity Payment Maximum Election Age;

e)                  the death of the Annuitant if the Measuring Life Option is Single, or on the death of the last surviving Measuring Life if the Measuring Life Option is Joint.

Prior to the Annuity Payment Date the Rider will also terminate upon the date both the Income Base and GAI equal $0 as the result of an Excess Withdrawal.

The VAPOR Rider will also terminate on the date this Rider terminates.

Upon termination of this Rider, the benefits and charges within this Rider will terminate.  A pro-rata Rider Charge will be deducted upon termination, except if this Rider is terminated due to death.

Sample Calculations

These numeric examples are designed to assist in understanding the benefits provided by this Rider. They are based on certain assumptions and do not reflect any potential future investment returns.  Please refer to the GAI Rate Table and the Initial GIB Percentage Table of this Rider to determine Your actual benefit.

General Assumptions:

•                  Maximum Income Base = $10,000,000

•                  Rider Effective Date = Contract Date

Example # 1 — Setting of Initial Values

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $100,000

•                  Contractowner is Age 70

•                  Guaranteed Annual Income (GAI) Rate is set at 5%

Beginning of Contract Year	Purchase Payment	Contract Value	Income Base	Guaranteed Annual Income

1	$100,000	$100,000	$100,000	$5,000

On the Rider Effective Date, the initial values are set as follows:

•                  Income Base = Initial Purchase Payment = $100,000

•                  Guaranteed Annual Income amount = 5% of Income Base = $5,000

Example # 2 — Subsequent Purchase Payments

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $100,000

Additional Purchase Payment made during Year	Amount	Cumulative Additional Purchase payments	Rider Charge at Benefit Year Anniversary	Explanation
2	$75,000	$75,000	No Change	Additional payments after 1st year are less than $100,000, so rider percentage charge remains the same.
3	$25,000	$100,000	Then-current Charge	Additional payments have reached $100,000, so rider percentage charge changes to then-current charge.
4	$10,000	$110,000	Then-current Charge

Because additional deposits reached $100,000 in year 3, any additional deposits of any size, including this $10,000 payment, will cause the rider percentage charge to change again to then-current charge

•                  Additional purchase payments automatically increase the Income Base by the amount of the purchase payments (not to exceed the maximum Income Base).

•                  After the first Benefit Year anniversary, each time a purchase payment is made after the cumulative purchase payments equals or exceeds $100,000; the Rider Charge will be the current charge in effect on that next Benefit Year anniversary.

•                  No additional Purchase Payment will be accepted after an Annuity Payout Option is elected.

•                  Home office approval is needed for cumulative additional Purchase Payments above $100,000 after the first Benefit Year.

Example # 3 — 5% Enhancement to the Income Base

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $100,000

•                  Additional Purchase Payment on day 30 = $15,000

•                  Additional Purchase Payment on day 95 = $10,000

Beginning of Contract Year	Purchase Payment	Income Base		Withdrawal Taken	Eligible for 5% Enhancement
1	$100,000	$100,000		$0	yes
Day # 30	$15,000	$115,000		$0	yes
Day # 95	$10,000	$125,000		$0	no
2	$0	$130,750	(1)

•                  The $15,000 purchase payment made on day 30 is eligible for the 5% Enhancement on the 1st Benefit Year anniversary, while the $10,000 purchase payment on day 95 is not eligible for the 5% Enhancement until the 2nd Benefit Year anniversary.

1.  On the 1st Benefit Year anniversary the Income Base will be ($100,000 + $15,000)*1.05 +     $10,000 = $130,750.

General Notes:

(a)         The 5% Enhancement is not available in any year where there is a Withdrawal from Contract Value including a Guaranteed Annual Income amount.

(b)         Any Purchase Payments made within the first 90 days after the Rider Date will be included in the Income Base for the purpose of receiving the 5% Enhancement on the first Benefit Year anniversary.

(c)          The 5% Enhancement will be in effect for 10 years from the Rider Date through age 85. A new 10-year Enhancement Period will begin each time an Automatic Annual Step-up to the Contract Value occurs.

Example # 4 —Automatic Annual Step-Up of the Income Base

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $50,000

•                  No withdrawal taken in any of the years

•                  Contractowner purchases rider at Age 70

•                  Guaranteed Annual Income (GAI) Rate is set at 5%

Beginning of Contract Year	Purchase Payment	Contract Value	Income Base	Guaranteed Annual Income	Withdrawal Taken	Potential for Rider Charge to change	Length of 5% Enhancement Period
1	$50,000	$50,000	$50,000	$2,500	$0	No	10
2	$0	$54,000	$54,000	$2,700	$0	Yes	10
3	$0	$53,900	$56,700	$2,835	$0	No	9
4	$0	$57,000	$59,535	$2,977	$0	No	8
5	$0	$64,000	$64,000	$3,200	$0	Yes	10
10	$0	$88,000	$90,100	$4,505	$0	No	9
11	$0	$87,500	$94,605	$4,730	$0	Yes	8

•                  On the 1st Benefit Year anniversary, the Automatic Annual Step-up ($54,000-$50,000 = $4,000) to the Contract Value is greater than 5% Enhancement amount ($50,000*5% = $2,500). Income Base at the beginning of year 2 = $54,000.

•                  On the 2nd Benefit Year anniversary, 5% Enhancement provides an increase of ($54,000*5% = $2,700) while the Contract Value decreases. Income Base at the beginning of year 3 = $54,000+$2,700 = $56,700.

•                  On the 3rd Benefit Year anniversary, 5% Enhancement provides a larger increase ($56,700*5% = $2,835) than the Automatic Annual Step-up ($57,000 -$56,700 = $300). Income Base at the beginning of year 4 = $56,700+$2,835 = $59,535.

•                  On the 4th Benefit Year anniversary, the Automatic Annual Step-up ($64,000-$59,535 = $4,465) to the contract value is greater than 5% Enhancement amount ($59,535*5% = $2,977). Income Base at the beginning of year 5 = $64,000.

•                  In the beginning of Year 10, the Income Base has accumulated to $90,100 through years of 5% Enhancements and Automatic Step-Ups.  The Contract Value is now $88,000.

•                  On the 10th Benefit Year anniversary, 5% Enhancement provides an increase of ($90,100 * 5% = $4,505) while the Contract Value decreases to $87,000.  The Income Base at the beginning of year 11 is $90,100 + $4,505 = $94,605.  After the Initial Enhancement Period the Rider Charge may increase to the then current Rider Charge, not to exceed the guaranteed maximum charge on a 5% Enhancement to the Income Base.

•                  Each time the Income Base has an Automatic Annual Step-Up, the percentage charge for the Rider will be the then-current charge for the Rider, not to exceed the guaranteed maximum charge.

General Notes:

(a)         The Income Base will automatically step-up to the Contract Value on each Benefit Year anniversary if the Contract Value on that date is greater than the Income Base after the 5% Enhancement (if any) through age 85.

(b)         The 5% Enhancement will be in effect for 10 years from the Rider Date through age 85. A new 10-year period will begin each time an Automatic Annual Step-up to the Contract Value occurs.

Example # 5 — Withdrawals not exceeding the Guaranteed Annual Income amount

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $50,000

•                  No subsequent Purchase Payments

•                  Guaranteed Annual Income Rate set at 5%

•                  Contractowner Age 70 upon purchase of Rider

Beginning of Contract Year	Purchase Payment	Income Base (Beginning Of Year)	Guaranteed Annual Income	Actual Withdrawal Taken	Income Base After Withdrawal	Contract Value (End Of Year)	Account Value Step-Up	Income Base (End Of Year)
1	$50,000	$50,000	$2,500	$2,500	$50,000	$54,000	yes	$54,000
2	$0	$54,000	$2,700	$2,700	$54,000	$51,000	no	$54,000
3	$0	$54,000	$2,700	$2,700	$54,000	$57,000	yes	$57,000
4	$0	$57,000	$2,850	$2,850	$57,000	$64,000	yes	$64,000

•                  Initial Guaranteed Annual Income amount equals 5% of the initial Income Base ($50,000*5% = $2,500).

•                  Because there is a withdrawal every year, 5% Enhancement doesn’t apply.

•                  After the withdrawal in the 1st year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at $50,000.  On the 1st Benefit Year anniversary, Income Base is $54,000 because of the Automatic Annual Step-up.

•                  After the withdrawal in the 2nd year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at $54,000.  On the 2nd Benefit Year anniversary, Income Base is still $54,000 since it’s higher than the Contract Value.

•                  After the withdrawal in the 3rd year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at $54,000.  On the 3rd Benefit Year anniversary, Income Base is $57,000 because of the Automatic Annual Step-up.

•                  After the withdrawal in the 4th year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at $57,000.  On the 4th Benefit Year anniversary, Income Base is $64,000 because of the Automatic Annual Step-up.

•                  When an Automatic Annual Step-Up occurs, the Guaranteed Annual Income amount will be recalculated to 5% of the current Income Base.

Example # 6 — Withdrawals exceeding the Guaranteed Annual Income amount

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $100,000

•                  Prior to Excess Withdrawal: Contract Value = $80,000; Income Base = $100,000

•                  Guaranteed Annual Income amount = $5,000 (5% of the Income Base of $100,000)

•                  A withdrawal of $12,000 is taken

Time	Contract Value	Income Base	Guaranteed Annual Income	Withdrawal Taken	Excess Withdrawal
Prior to withdrawal	$80,000	$100,000	$5,000	$12,000	$7,000
After Conforming Withdrawal (dollar-for dollar reduction)	$75,000	$100,000	$5,000	$5,000	$0
After the Excess Withdrawal (Pro rata reduction)	$68,000	$90,667	$4,533	$7,000	$7,000

•                  The Contract Value is reduced dollar for dollar for the Guaranteed Annual Income amount of $5,000: Contract Value = $80,000-$5,000 = $75,000; Income Base = $100,000.

•                  The Contract Value is reduced further by the $7,000 Excess Withdrawal to $68,000 ($75,000-$7,000); the Income Base was reduced by the same proportion as the Excess Withdrawal reduces the $75,000 Contract Value. The new Income Base = $100,000 * (1-$7,000/$75,000) = $90,667.

•                  The new Guaranteed Annual Income amount = $90,667*5% = $4,533

General Notes:

(a)         The Income Base is reduced by the same proportion as the Excess Withdrawal reduces the Contract Value.

(b)         The Guaranteed Annual Income amount will be immediately recalculated to 5% of the new, reduced Income Base (after the Pro rata reduction for the Excess Withdrawal).

Example # 7 — Annuity Payout before Maximum Election Age

The values shown below are based on the following assumptions:

•                  Male contractowner purchased Qualified Rider at Age 65

•                  Contractowner holds Rider for 19 years, is now Age 84

•                  Contract Value = $100,000

•                  Income Base = $115,000

•                  Guaranteed Annual Income Rate is set at 5%

This example demonstrates the contractowner’s options for income before he reaches the Annuity Payout Maximum Election Age of 85 for a Qualified Contract.(1)

A.            The contractowner can elect a minimum variable Periodic Income Payment that will not be less than the Guaranteed Income Benefit (GIB) provided the Owner is eligible by electing I4LA-Q(8-10).

Below is an example of how the Guaranteed Income Benefit is established with I4LA-Q(8-10) for an 84 year old who has taken no withdrawals with an annual mode and 15 year Access Period.  The initial Guaranteed Income Benefit is calculated from the following formula: Initial GIB percentage multiplied by the greater of (a) Income Base minus the sum of Conforming Withdrawals since the last Automatic Annual Step-Up or (b) Contract Value upon the termination of the Rider Benefits prior to Annuity Payment Date.

Prior to I4LA-Q(8-10) election:

Contract Value/Account Value = $100,000

Income Base = $115,000

After I4LA-Q(8-10) election:

Periodic Income Payment = $7,576 per year = current I4LA-Q(8-10) Periodic Income Payment based on $100,000 Account Value

Guaranteed Income Benefit is the greater of:

(a)         Income Base multiplied by the Initial GIB Percentage: $115,000 * 5.5% = $6,325

(b)         Contract Value multiplied by the Initial GIB Percentage: $100,000 * 5.5% = $5,500

The Guaranteed Income Benefit = $6,325

The Periodic Income Payment payable under the Variable Annuity Payment Option Rider is guaranteed not to fall below this GIB amount ($6,325).

B.            The contractowner elects a fixed annuity payout option, the Guaranteed Annual Income Annuity Payment Option.  Once the GAI Annuity Payment Option is effective the Guaranteed Income Benefit is irrevocably terminated.  The Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.

GAI Annuity Payment = $5,000 = Income Base multiplied by Guaranteed Annual Income percentage. ($100,000 * 5% = $5,000)

General Notes:

(a)         Under the GAI Annuity Payment Option depending on the Death Benefit option, a final payment may be available upon death.  See GAI Annuity Payment Option Provision.

(1)  Non-Qualified Contracts have an Annuity Payout Maximum Election Age of 95.

Example # 8 — Annuity Payout Maximum Election Age

The values shown below are based on the following assumptions:

•                  Male contractowner purchased Qualified Rider at Age 65

•                  Contractowner holds Rider for 20 years, is now Age 85

•                  Contract Value = $100,000

•                  Income Base = $115,000

•                  Guaranteed Annual Income is set at 5%

This example demonstrates the contractowner’s following options now that he has reached the Annuity Payout Maximum Election Age of 85 for a Qualified Contract.(2)

A.            The contractowner can elect a minimum variable Periodic Income Payment that will not be less than the Guaranteed Income Benefit (GIB) provided the Owner is eligible by electing I4LA-Q(8-10).

Below is an example of how the Guaranteed Income Benefit is established with I4LA-Q(8-10) for an 85 year old who has taken no withdrawals with an annual mode and 15 year Access Period.  The initial Guaranteed Income Benefit is calculated from the following formula: Initial GIB percentage multiplied by the greater of (a) Income Base minus the sum of Conforming Withdrawals since the last Automatic Annual Step-Up or (b) Contract Value upon the termination of the Rider Benefits prior to Annuity Payment Date.

Because the GIB is made effective on the Annuity Payout Maximum Election Age of 85, the initial GIB will equal the greater of the Guaranteed Annual Income amount upon the termination of the Rider Benefits Prior to Annuity Payout Date, or the initial GIB as calculated above.

Prior to I4LA-Q(8-10) election:

Contract Value/Account Value = $100,000

Income Base = $115,000

After I4LA-Q(8-10) election:

Periodic Income Payment = $7,630 per year = Current I4LA-Q(8-10) Periodic Income Payment based on $100,000 Account Value

Initial Guaranteed Income Benefit is the greater of:

(a)         Income Base multiplied by the Initial GIB Percentage: $115,000 * 5.5% = $6,325

(b)         Contract Value multiplied by the Initial GIB Percentage: $100,000 * 5.5% = $5,500

Initial Guaranteed Income Benefit = $6,325 per year

GAI Annuity Payment = $5,000 per year = Income Base multiplied by Guaranteed Annual Income percentage. ($100,000 * 5% = $5,000)

Guaranteed Income Benefit (GIB) = $6,325 per year (initial GIB is greater than GAI Annuity Payment, $6,325 is greater than $5,000).

The Periodic Income Payment payable under the Variable Annuity Payment Option Rider is guaranteed not to fall below this GIB amount ($6,325).

B.            The contractowner elects a fixed annuity payout option, the Guaranteed Annual Income Annuity Payment Option.  Once the GAI Annuity Payment Option is effective the Guaranteed Income Benefit is irrevocably terminated.  The Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.

(2)  Non-Qualified Contracts have an Annuity Payout Maximum Election Age of 95.

GAI Annuity Payment = $5,000 = Income Base multiplied by Guaranteed Annual Income percentage. ($100,000 * 5% = $5,000)

General Notes:

(c)          Under the GAI Annuity Payment Option depending on the Death Benefit option, a final payment may be available upon death.  See GAI Annuity Payment Option Provision.

C.            The contractowner elects nothing, this Rider terminates.

Lincoln Life & Annuity Company of New York